As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1381	98-0363970

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification number)

CROWN HOUSE, SECOND FLOOR
4 PAR-LA-VILLE ROAD
HAMILTON, HM08
BERMUDA
TELEPHONE: +1 (441) 292-1510

(Address, including zip code, and telephone number, including area code, of principal executive offices)

AMENDED AND RESTATED NABORS INDUSTRIES LTD. 2016 STOCK PLAN
(Full title of the plan)

MICHAEL RASMUSON
SENIOR VICE PRESIDENT AND GENERAL COUNSEL
NABORS CORPORATE SERVICES, INC.
515 WEST GREENS ROAD, SUITE 1200
HOUSTON, TEXAS 77067
TELEPHONE: (281) 874-0035

(Name and address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

JAMES H. BALL, ESQ.

BRETT D. NADRITCH, ESQ.
MILBANK, TWEED, HADLEY & MCCLOY LLP
28 LIBERTY STREET
NEW YORK, NEW YORK 10005
TELEPHONE: (212) 530-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.05 per share	700,000 Common Shares	$49.09	$34,363,000	$4,460.32

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) registers 700,000 additional common shares, par value $0.05 (“Common Shares”) of Nabors Industries Ltd. (the “Registrant”) that may be delivered with respect to awards under the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (as amended from time to time, the “Amended 2016 Stock Plan”). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional Common Shares that may become issuable pursuant to the adjustment provisions of the Amended 2016 Stock Plan, including as a result of a stock split, stock dividend, or similar transaction.

(2)	Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices for the Common Shares as quoted on the New York Stock Exchange on June 18, 2020 of $49.09 per Common Share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Amended 2016 Stock Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended the (“Securities Act”). In accordance with Rule 428 under the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 700,000 Common Shares that may be offered and sold pursuant to the Amended and Restated 2016 Stock Plan (the “Amended 2016 Stock Plan”), which includes 305,000 new Common Shares authorized for issuance under the Amended 2016 Stock Plan, 9,809 Common Shares remaining available for issuance under the Nabors Industries Ltd. 2013 Stock Plan (the “2013 stock plan”), 50,666 Common Shares that remain available for issuance under the Nabors Industries Ltd. 2016 Stock Plan (the “2016 Stock Plan” and together with the Amended 2016 Stock Plan and the 2013 Stock Plan, the “Stock Plans”), and an estimated number of Common Shares that may become available for issuance under the Amended 2016 Stock Plan pursuant to the recycling provisions under the Stock Plans. Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Commission on each of July 29, 2016 (File No. 333-212781) and June 6, 2018 (File No. 333-225449), which registered 8,000,000 and 10,500,000 Common Shares for offer and sale under the Amended 2016 Stock Plan, respectively, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8. Pursuant to a one-for-fifty reverse stock split effective after the close of trading on the New York Stock Exchange April 22, 2020, the Common Shares previously registered on July 29, 2016 and June 6, 2018, were reduced to 160,000 and 210,000, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference.

The documents listed below are filed with the Commission by Nabors Industries Ltd. (the “Company”), and are incorporated herein by reference (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information).

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 25, 2020 (the “2019 10-K”).

•	The Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 23, 2020, to the extent incorporated by reference into the 2019 10-K.

•	The Company’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2020 filed with the Commission on May 8, 2020.

•	The Company’s Current Reports on Form 8-K filed with the Commission on January 8, 2020, January 14, 2020, January 22, 2020, March 26, 2020, April 9, 2020, April 21, 2020, April 22, 2020, April 24, 2020, May 1, 2020, May 6, 2020, and June 2, 2020

•	The description of the Common Shares contained in its Registration Statement on Form S-4, filed on January 2, 2002, as amended by Pre-Effective Amendment No. 1, Pre-Effective Amendment No. 2, Pre-Effective Amendment No. 3 and Pre-Effective Amendment No. 4 to Form S-4, filed on March 25, 2002, April 17, 2002, April 29, 2002, and May 10, 2002, respectively (Registration No. 333-76198).

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any portion of such filings that are furnished under applicable Commission rules rather than filed, such as Current Reports on Form 8-K furnishing information pursuant to Items 2.02 and 7.01, including any exhibits included with such information) after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Copies of these documents are not required to be filed with this Registration Statement.

Item 8.            Exhibits.

Exhibit No.	Document Description
4.1	Memorandum of Association of Nabors Industries Ltd. (incorporated by reference to Annex II to the proxy statement/prospectus included in Nabors Industries Ltd.’s Registration Statement on Form S-4 (Registration No. 333-76198) filed with the Commission on May 10, 2002, as amended).
4.2	Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.1 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on April 22, 2020).
4.3	Certificate of Deposit of Memorandum of Increase in Share Capital (incorporated by reference to Exhibit 3.1 to Nabors Industries Ltd.’s Quarterly Report on form 10-Q (File No. 001-32657) filed with the Commission on May 8, 2020).

4.4	Certificate of Designations of Nabors Industries Ltd. (incorporated by reference to Exhibit 3.1 to Nabors Industries Ltd.’s Form 8-K (File No. 001-32657) filed with the Commission on May 14, 2018
4.5	Rights Agreement, dated May 5, 2020 between Nabors Industries Ltd. and Computershare Trust Company, N.A., as Rights Agent, including the Certificate of Designation of Series B Junior Participating Preferred Shares, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares, respectively attached thereto as Exhibits A, B and C. (incorporated by reference to Exhibit 4.1 to our Form 8-K (File No. 001-32657) filed with the SEC on May 6, 2020).
5.1	Opinion of Conyers Dill & Pearman regarding the legality of the securities being registered.*
10.1	Amended and Restated Nabors Industries Ltd. 2016 Stock Plan (incorporated by reference to Annex B to Nabors Industries Ltd.’s Definitive Proxy Statement (File No. 001-32657) filed with the Commission on April 23, 2020).
10.2	Form of Restricted Stock Agreement – Directors, pursuant to the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan*
10.3	Form of Restricted Stock Agreement – others, pursuant to the Amended and Restated Nabors Industries Ltd. 2016 Stock Plan*
23.1	Consent of PricewaterhouseCoopers LLP.*
23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).*
24.1	Power of Attorney (included in signature page to this Registration Statement).*

* Filed herewith

Item 9.            Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on June 19, 2020.

NABORS INDUSTRIES LTD.

By:	/s/Mark D. Andrews
Name:	Mark D. Andrews
Title:	Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony G. Petrello, William Restrepo and Mark D. Andrews each his attorney-in-fact, with full power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Anthony G. Petrello	Chairman, President and Chief Executive Officer	June 19, 2020
Anthony G. Petrello

/s/William J. Restrepo	Chief Financial Officer	June 19, 2020
William J. Restrepo

/s/Tanya S. Beder	Director	June 19, 2020
Tanya S. Beder

/s/Anthony R. Chase	Director	June 19, 2020
Anthony R. Chase

/s/James R. Crane	Director	June 19, 2020
James R. Crane

/s/John P. Kotts	Director	June 19, 2020
John P. Kotts
June 19, 2020
/s/Michael C. Linn	Director
Michael C. Linn

/s/John Yearwood	Director	June 19, 2020
John Yearwood